Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Lukas Braunschweiler, Chief Executive Officer of Dionex Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2004, and to which this Certification is attached (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Lukas Braunschweiler

Name:	Lukas Braunschweiler
Title:	President, Chief Executive Officer and Director
Date:	February 9, 2005